Exhibit A

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Stelios Haji-Ioannou his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to speak and instruct for himself and on his behalf, and to sign for himself and on his behalf and in his true name, place and stead, in any and all capacities, including at the November 16, 2004 Special Meeting of Shareholders of Stelmar Shipping Ltd., and to make, execute, acknowledge, deliver, file and record from time to time any and all statements relating to any filings with the Securities and Exchange Commission relating to shares of Stelmar Shipping Ltd. which are owned by him, granting unto said attorney-in-fact and agent all power and authority to do and perform each and every act and thing requisite and necessary to be done, in order to effectuate the same as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of her substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby ratifies, authorizes and approves any and all acts previously taken by Stelios Haji-Ioannou of the nature described in the foregoing sentence.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 15th day of November, 2004.

/s/ Polys Haji-Ioannou
Polys Haji-Ioannou